UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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NUANCE COMMUNICATIONS, INC.

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NUANCE COMMUNICATIONS, INC.
1 Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000

SUPPLEMENT TO PROXY STATEMENT
FOR MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2021

This is a supplement to the definitive proxy statement dated May 17, 2021 (“Proxy Statement”) of Nuance Communications, Inc., a Delaware corporation (“Nuance” or the “Company”, “we”, “us” or “our”), that was mailed to you in connection with the solicitation of proxies for use at the special meeting of stockholders to be held on June 15, 2021 at 10:00 a.m., Eastern Time, via the Internet at www.virtualshareholdermeeting.com/NUAN2021SM, to consider and vote upon the following proposals:

1.
To approve the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 11, 2021, as amended from time to time, by and among the Company, Microsoft Corporation (“Parent”) and Big Sky Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Parent (the “merger proposal”); and

2.
To approve, by means of a non-binding, advisory vote, compensation that will or may become payable to the named executive officers of Nuance in connection with the merger (the “merger-related compensation proposal”).

Our Board of Directors previously established May 17, 2021 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

Our Board of Directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the merger-related compensation proposal.

No action in connection with this supplement to the Proxy Statement is required by any stockholder who previously delivered a proxy.

Litigation Relating to the Merger

Several complaints related to the merger have been filed through June 3, 2021.  The complaints are captioned:  Stein v. Nuance Communications, Inc., et al., Case No. 1:21-cv-04034, which was filed by a purported Nuance stockholder in the United States District Court for the Southern District of New York on May 5, 2021; Sims, Jr. v. Nuance Communications, Inc., et al., Case No. 1:21-cv-04271, which was filed by a purported Nuance stockholder in the United States District Court for the Southern District of New York on May 12, 2021; Coleman v. Nuance Communications, Inc., et al., Case No. 1:21-cv-02668, which was filed by a purported Nuance stockholder in the United States District Court for the Eastern District of New York on May 12, 2021; DiGiovanni v. Nuance Communications, Inc., et al., Case No. 1:21-cv-04264, which was filed by a purported Nuance stockholder in the United States District Court for the Southern District of New York on May 12, 2021; Hopkins v. Nuance Communications, Inc., et al., Case No. 1:21-cv-04352, which was filed by a purported Nuance stockholder in the United States District Court for the Southern District of New York on May 14, 2021; Callahan v. Nuance Communications, Inc., et al., Case No. 1:21-cv-04401, which was filed by a purported Nuance stockholder in the United States District Court for the Southern District of New York on May 17, 2021; Serion v. Nuance Communications, Inc., et al., Case No. 1:21-cv-04701, which was filed by a purported Nuance stockholder in the United States District Court for the Southern District of New York May 26, 2021; Rosenberg v. Nuance Communications, Inc., et al., Case No. 1:21-cv-03022, which was filed by a purported Nuance stockholder in the United States District Court for the Eastern District of New York on May 27, 2021; Thompson v. Nuance Communications, Inc., et al., Case No. 1:21-cv-00772, which was filed on behalf of a putative class of Nuance’s public stockholders in the United States District Court for the District of Delaware on May 27, 2021; Savage v. Nuance Communications, Inc., et al., Case No. 1:21-cv-00776, which was filed by a purported Nuance stockholder in the United States District Court for the District of Delaware on May 28, 2021; Whitfield v. Nuance Communications, Inc., et al., Case No. 2:21-cv-02508, which was filed by a purported Nuance stockholder in the United States District Court for the Eastern District of Pennsylvania on June 2, 2021; and Finger v. Nuance Communications, Inc., et al., Case No. 1:21-cv-04932, which was filed by a purported Nuance stockholder in the United States District Court for the Southern District of New York on June 3, 2021 (collectively the “Complaints”).  The Complaints name as defendants Nuance and each member of the Board.

The Complaints generally allege that the defendants violated Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14a-9 promulgated thereunder.  Specifically, one or more of the Complaints allege that the proxy statement filed by Nuance with the SEC on May 17, 2021 in connection with the merger contains materially incomplete and misleading information concerning the Company’s financial forecasts, the financial analyses conducted by Evercore in support of its fairness opinion, services previously provided by Evercore to Nuance, and the scope and terms of the non-disclosure agreements entered into between Nuance and potential bidders in connection with a potential strategic transaction involving Nuance.  The relief sought in one or more of the Complaints includes enjoining the consummation of the merger unless and until the defendants disclose certain allegedly material information, rescinding, to the extent already implemented, the Merger Agreement or any of the terms thereof, granting rescissory damages, directing the defendants to disseminate a proxy statement that does not contain any untrue statements of material fact and that states all required or necessary material facts, directing the defendants to account for all alleged damages suffered as a result of the defendants’ alleged wrongdoing, declaring that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act as well as Rule 14a-9 promulgated thereunder, and awarding the plaintiffs their respective costs and disbursements, including reasonable attorneys’ and expert fees and expenses.

Nuance believes that the Complaints are without merit and believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable law.  However, to minimize the expense and distraction of defending such actions, Nuance wishes to voluntarily make the supplemental disclosures related to the merger set forth below.  Nothing in this supplement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein.  If additional, similar complaints are filed, absent new or different allegations that are material, Nuance will not necessarily announce such additional filings.

Supplemental Disclosures

The following supplemental disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. For clarity, new text within restated paragraphs from the Proxy Statement is highlighted with bold, underlined text and deleted text within restated paragraphs from the Proxy Statement is highlighted with strikethrough text.

The disclosure in the section entitled “The Merger—Background of the Merger” beginning at the thirty-ninth full paragraph of such section on page 30 of the Proxy Statement is hereby amended and restated as follows:

On January 9, 2021, Microsoft and Nuance executed a nondisclosure agreement. The nondisclosure agreement did not contain a standstill provision. The nondisclosure agreement with Microsoft contained terms that were substantially similar to the nondisclosure agreements entered into between Nuance and each of Party A and Party B.  Other than the nondisclosure agreement with Microsoft and the nondisclosure agreements entered into with Party A and Party B, Nuance did not enter into any nondisclosure or standstill agreements with any potential counterparties to a potential strategic business combination transaction with Nuance in connection with the transaction process, including Party C or Party D.

The disclosure in the section entitled “The Merger—Opinion of Nuance’s Financial Advisor—Summary of Financial Analyses—Selected Public Company Trading Analysis” beginning on page 40 of the Proxy Statement is hereby amended and restated in its entirety as follows:

Evercore reviewed and compared certain financial information of Nuance to corresponding financial multiples and ratios for the following selected publicly traded companies in the vertical software industry, which we refer to as the vertical software companies, and the healthcare technology and enterprise call center technology industry, which we refer to as the HC & ENT companies, and together with the vertical software companies, as the selected companies:

Vertical Software Companies

•	Veeva Systems Inc.
•	Teladoc Health, Inc.
•	SS&C Technologies Holdings, Inc.
•	Tyler Technologies, Inc.
•	PTC Inc.
•	Aspen Technology, Inc.
•	CDK Global, Inc.
•	Guidewire Software, Inc.
•	Q2 Holdings, Inc.
•	AppFolio, Inc.
•	Cerence Inc.
•	Blackbaud, Inc.
•	American Well Corporation
•	2U, Inc.
•	Phreesia, Inc.
•	Health Catalyst, Inc.

Healthcare Technology & Enterprise Call Center Technology Companies

Healthcare Technology:

•	Veeva Systems Inc.
•	Teladoc Health, Inc.
•	Cerner Corporation
•	R1 RCM Inc.
•	Omnicell, Inc.
•	Premier, Inc.
•	American Well Corporation
•	Phreesia, Inc.
•	Health Catalyst, Inc.
•	Allscripts Healthcare Solutions, Inc.
•	NextGen Healthcare, Inc.
•	Vocera Communications, Inc.
•	HealthStream, Inc.

Enterprise Call Center Technology:

•	NICE Ltd.
•	Pegasystems Inc.
•	Medallia, Inc.
•	LivePerson, Inc.
•	Verint Systems Inc.
•	eGain Corporation

For each of the selected companies, Evercore calculated (i) total enterprise value (defined as equity market capitalization plus total debt (assuming conversion of convertible debt if in the money), plus preferred equity and non-controlling interest, less cash and cash equivalents) as a multiple of estimated revenue for the 2021 calendar year, which we refer to as TEV / CY21E Revenue, (ii) total enterprise value as a multiple of estimated earnings before interest, taxes, depreciation, amortization before stock-based compensation expense, and certain non-recurring items, which we refer to as Adjusted EBITDA (which, with respect to Nuance, excludes restructuring and other costs, net, acquisition-related costs, net, and certain other expenses that result from unplanned events outside the ordinary course of continuing operations), for the 2021 calendar year, which we refer to as 2021E Adjusted EBITDA, which multiple we refer to as TEV / CY21E Adjusted EBITDA, and (iii) market value of equity (defined as equity market capitalization) as a multiple of levered, after-tax free cash flows, which we refer to as LFCF, defined as cash flow from operations less capital expenditures, which we refer to as MEV / CY21E LFCF, in each case, based on closing share prices as of April 8, 2021. For purposes of calculating such multiples with respect to the HC & ENT companies, Evercore assigned a weight of 60% to such healthcare technology companies and a weight of 40% to such enterprise call center technology companies based on its professional judgment and experience. Estimated financial data of the selected companies were based on publicly available filings and research analysts’ estimates.

This analysis indicated the following:

Selected Company	TEV / CY21E Revenue	TEV / CY21E Adjusted EBITDA	MEV / CY21E LFCF
Vertical Software
Veeva Systems Inc.	23.8x	61.6x	67.1x
Teladoc Health, Inc.[1]	16.0x	NM	NM
SS&C Technologies Holdings, Inc.	5.3x	13.1x	14.0x
Tyler Technologies, Inc.[2]	12.1x	42.2x	46.5x
PTC Inc.[3]	10.9x	33.9x	48.2x
Aspen Technology, Inc.	14.8x	29.0x	43.7x
CDK Global, Inc.[4]	5.4x	13.6x	23.6x
Guidewire Software, Inc.	10.7x	NM	NM
Q2 Holdings, Inc.	12.7x	NM	NM
AppFolio, Inc.	14.3x	NM	NM
Cerence Inc.	10.8x	30.0x	NM
Blackbaud, Inc.	4.6x	18.6x	23.8x
American Well Corporation	13.0x	NM	NM
2U, Inc.	3.3x	54.9x	NM
Phreesia, Inc.	13.5x	NM	NM
Health Catalyst, Inc.	10.6x	NM	NM
Healthcare Technology
Veeva Systems Inc.	23.8x	61.6x	67.1x
Teladoc Health, Inc.[5]	16.0x	NM	NM
Cerner Corporation	3.9x	12.0x	21.8x
R1 RCM Inc.	6.0x	26.5x	32.5x
Omnicell, Inc.	5.7x	27.1x	66.7x
Premier, Inc.[6]	3.0x	10.0x	14.8x
American Well Corporation	13.0x	NM	NM
Phreesia, Inc.	13.5x	NM	NM
Health Catalyst, Inc.	10.6x	NM	NM
Allscripts Healthcare Solutions, Inc.[7]	1.4x	8.6x	24.7x
NextGen Healthcare, Inc.	2.1x	11.8x	NA
Vocera Communications, Inc.	5.4x	36.9x	NM
HealthStream, Inc.	2.6x	17.7x	NA
Enterprise Call Center Technology
NICE Ltd.	8.3x	24.2x	32.6x
Pegasystems Inc.	8.6x	NM	NM
Medallia, Inc.	9.6x	NM	NM
LivePerson, Inc.	9.3x	NM	NM
Verint Systems Inc.[8]	4.3x	15.8x	25.1x
eGain Corporation	3.3x	NM	NM

Note: Multiples above 75.0x are marked “Not Meaningful” or “NM”; all multiples with no consensus figures available on their operating metrics are marked “Not Available” or “NA”; dilution from convertible debt calculated using net share settlement method
1 Pro forma for acquisition of Livongo.
2 Pro forma for acquisition of NIC.
3 Pro forma for acquisition of Arena.
4 Pro forma for divestiture of CDK International and acquisition of Square Root.
5 Pro forma for acquisition of Livongo.
6 Pro forma for acquisition of IDS.
7 Pro forma for divestiture of ESPi and Careport.
8 Pro forma for divestiture of Cognyte and 4/7/21 issuance of convertible senior notes assuming no exercise of the initial purchaser’s option; pro forma financials based on broker reports; MEV / LFCF multiple based on ‘22 LFCF.

Benchmark	Mean	Median
Vertical Software
TEV / CY21E Revenue	11.4x	11.5x
TEV / CY21E Adjusted EBITDA	33.0x	30.0x
MEV / CY21E LFCF	38.1x	43.7x
Healthcare Technology & Enterprise Call Center Technology [1]
TEV / CY21E Revenue	7.8x	6.8x
TEV / CY21E Adjusted EBITDA	22.1x	18.6x
MEV / CY21E LFCF	34.3x	28.7x

1 Each of the means and medians presented for Healthcare Technology & Enterprise Call Center Technology is blended to reflect a weighting of 60% Healthcare Technology and 40% Enterprise Call Center Technology.

Based on the multiples it derived for the vertical software companies and based on its professional judgment and experience, Evercore (i) selected a reference range of enterprise value / revenue multiples of 11.0x – 13.0x and applied this range of multiples to Nuance’s estimated revenue in calendar year 2021 based on the Nuance Forecasts, (ii) selected a reference range of enterprise value / Adjusted EBITDA multiples of 30.0x – 40.0x and applied this range of multiples to (a) Nuance’s 2021E Adjusted EBITDA based on the Nuance Forecasts and (b) Nuance’s 2021E Adjusted EBITDA (as reduced by the Short Term Incentive Plan expenses, which we refer to as STIP) based on the Nuance Forecasts, and (iii) selected a reference range of equity value / LFCF multiples of 40.0x – 50.0x and applied this range of multiples to (a) Nuance’s estimated LFCF in calendar year 2021 based on the Nuance Forecasts and (b) Nuance’s estimated LFCF (as reduced by STIP) in calendar year 2021 based on the Nuance Forecasts. Based on this range of implied equity value or enterprise value, as applicable, Nuance’s estimated total debt less cash and cash equivalents (assuming conversion of Nuance’s convertible debt), which we refer to as “net debt,” of approximately $126 million as of December 31, 2020, and the number of fully diluted shares of Nuance common stock of 349.8 million, assuming merger consideration of $56.00 per share of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock as indicated below, as compared to the merger consideration of $56.00 per share of Nuance common stock.

Reference Range	Implied Equity Value Per Share of Nuance Common Stock
11.0x - 13.0x CY 2021 Revenue	$44.59 to $52.76
30.0x - 40.0x CY 2021 Adj. EBITDA	$36.83 to $49.23
30.0x - 40.0x CY 2021 Adj. EBITDA (reduced by STIP)	$31.70 to $42.39
40.0x - 50.0x CY 2021 LFCF	$33.83 to $42.29
40.0x - 50.0x CY 2021 LFCF (reduced by STIP)	$27.92 to $34.90

In addition, based on the multiples it derived for the HC & ENT companies and based on its professional judgment and experience, Evercore (i) selected a reference range of enterprise value / revenue multiples of 8.0x – 11.0x and applied this range of multiples to Nuance’s estimated revenue in calendar year 2021 based on the Nuance Forecasts, (ii) selected a reference range of enterprise value / Adjusted EBITDA multiples of 20.0x – 30.0x and applied this range of multiples to (a) Nuance’s 2021E Adjusted EBITDA based on the Nuance Forecasts and (b) Nuance’s 2021E Adjusted EBITDA (as reduced by STIP) based on the Nuance Forecasts and (iii) selected a reference range of equity value / LFCF multiples of 30.0x – 40.0x and applied this range of multiples to (a) Nuance’s estimated LFCF in calendar year 2021 based on the Nuance Forecasts and (b) Nuance’s estimated LFCF (as reduced by STIP) in calendar year 2021 based on the Nuance Forecasts. Based on this range of implied equity value or enterprise value, as applicable, Nuance’s estimated net debt of approximately $126 million as of December 31, 2020, and the number of fully diluted shares of Nuance common stock of 349.8 million, assuming merger consideration of $56.00 per share of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock as indicated below, as compared to the merger consideration of $56.00 per share of Nuance common stock.

Reference Range	Implied Equity Value Per Share of Nuance Common Stock
8.0x - 11.0x CY 2021 Revenue	$32.33 to $44.59
20.0x - 30.0x CY 2021 Adj. EBITDA	$24.43 to $36.83
20.0x - 30.0x CY 2021 Adj. EBITDA (reduced by STIP)	$20.74 to $31.70
30.0x - 40.0x CY 2021 LFCF	$25.37 to $33.83
30.0x - 40.0x CY 2021 LFCF (reduced by STIP)	$22.77 to $27.92

Although none of the selected companies is directly comparable to Nuance, Evercore selected these companies because they are publicly traded companies that Evercore, in its professional judgment and experience, considered generally relevant to Nuance for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.

The disclosure in the section entitled “The Merger—Opinion of Nuance’s Financial Advisor—Summary of Financial Analyses—Discounted Cash Flow Analysis” beginning with the first full paragraph of such section on page 43 of the Proxy Statement is hereby amended and restated as follows:

Evercore performed a discounted cash flow analysis of Nuance to calculate the estimated present value of the standalone unlevered free cash flow, defined as Adjusted EBITDA minus the expense of stock-based compensation, minus taxes, minus changes in net working capital and capital expenditures, that Nuance was forecasted to generate during the second half of Nuance’s fiscal year 2021 and Nuance’s fiscal years 2022 through 2025 based on the Nuance Forecasts. Evercore calculated terminal values for Nuance by applying perpetuity growth rates of 4.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered free cash flow that Nuance was forecasted to generate based on the Nuance Forecasts. The cash flows and terminal values in each case were then discounted to present value as of March 31, 2021, using discount rates ranging from 8.0% to 9.0%, which were based on an estimate of Nuance’s weighted average cost of capital based on Evercore’s professional judgment and experience. Based on this range of implied enterprise values, Nuance’s estimated net debt of approximately $126 million as of December 31, 2020, and the number of fully diluted shares of Nuance common stock of 349.8 million, assuming merger consideration of $56.00 per share of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock of $29.23 to $48.14, compared to the merger consideration of $56.00 per share of Nuance common stock.

The disclosure in the section entitled “The Merger—Opinion of Nuance’s Financial Advisor—Summary of Financial Analyses—Sum-of-the-Parts Discounted Cash Flow Analysis” beginning with the first full paragraph of such section on page 43 of the Proxy Statement is hereby amended and restated as follows:

Evercore performed a discounted sum-of-the-parts (SOTP) cash flow analysis of Nuance to calculate the estimated present value of the unlevered free cash flow that Nuance was forecasted to generate during the second half of Nuance’s fiscal year 2021 and Nuance’s fiscal years 2022 through 2025 based on the Nuance Forecasts. Evercore calculated terminal values for Nuance (excluding the Nuance Dragon Ambient eXperience, which we refer to as DAX) by applying perpetuity growth rates of 3.5% to 4.5%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered free cash flow that Nuance was forecasted to generate based on the Nuance Forecasts. The cash flows and terminal values in each case were then discounted to present value as of March 31, 2021, using discount rates ranging from 8.0% to 9.0%, which were based on an estimate of Nuance’s weighted average cost of capital. Evercore also calculated terminal values for DAX by applying a revenue multiple of 15.0x – 20.0x, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered free cash flow that DAX was forecasted to generate based on the Nuance Forecasts. The cash flows and terminal values in each case were then discounted to present value as of March 31, 2021, using discount rates ranging from 17.5% to 22.5%, which were based on an estimate of the weighted average cost of capital for Nuance in relation to DAX based on Evercore’s professional judgment and experience. Based on this range of implied aggregate enterprise values, Nuance’s estimated net debt of approximately $126 million as of December 31, 2020, and the number of fully diluted shares of Nuance common stock of 349.8 million, assuming merger consideration of $56.00 per share of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock of $33.34 to $52.10, compared to the merger consideration of $56.00 per share of Nuance common stock.

The disclosure in the section entitled “The Merger—Opinion of Nuance’s Financial Advisor—Summary of Financial Analyses—Equity Research Analyst Price Targets” beginning with the first full paragraph of such section on page 44 of the Proxy Statement is hereby amended and restated as follows:

Evercore reviewed public market trading price targets for the shares of Nuance common stock prepared and published by the equity research analysts that were publicly available as of April 8, 2021, the last trading date prior to the rendering of Evercore’s opinion to the Nuance Board of Directors, as set forth below~~.~~:

Research Analyst	Price Target
Guggenheim	$58.00
Wedbush	65.00
SVB Leerink	60.00
Morgan Stanley	60.00
Oppenheimer	60.00
Craig-Hallum	58.00
Barclays	60.00
Stifel	45.00

The disclosure in the section entitled “The Merger—Opinion of Nuance’s Financial Advisor—Summary of Financial Analyses—Selected HC & ENT Transactions Analysis” beginning with the first full paragraph of such section on page 44 of the Proxy Statement is hereby amended and restated as follows:

Evercore reviewed financial information related to twenty-three selected transactions involving target companies in the healthcare technology and enterprise call center technology industry announced since, in the case of healthcare technology transactions, 2018, and in the case of enterprise call center technology transactions, 2011, which we refer to as the HC & ENT selected transactions.

The disclosure in the section entitled “The Merger—Opinion of Nuance’s Financial Advisor—Summary of Financial Analyses—Selected HC & ENT Transactions Analysis” beginning with the sixth full paragraph of such section on page 44 of the Proxy Statement is hereby amended and restated as follows:

Based on the multiples it derived from the HC & ENT selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM Revenue multiples of 6.0x to 8.0x and applied this range of multiples to Nuance’s LTM Revenue as of March 31, 2021 based on the financial results for Nuance provided by Nuance’s management. Based on this range of implied enterprise values, Nuance’s estimated net debt of approximately $126 million as of December 31, 2020, and the number of fully diluted shares of Nuance common stock of 349.8 million, assuming merger consideration of $56.00 per share of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock of $22.43 to $30.21, compared to the merger consideration of $56.00 per share of Nuance common stock.

The disclosure in the section entitled “The Merger—Opinion of Nuance’s Financial Advisor—Summary of Financial Analyses—Selected Vertical Software Transactions Analysis” beginning with the first full paragraph of such section on page 45 of the Proxy Statement is hereby amended and restated as follows:

Evercore reviewed financial information related to fifteen selected transactions involving target companies in the vertical software industry announced since 2017, which we refer to as the vertical software selected transactions. ~~The vertical software selected transactions reviewed by Evercore, and the month and year each was announced, were as follows:~~

The disclosure in the section entitled “The Merger—Opinion of Nuance’s Financial Advisor—Summary of Financial Analyses—Selected Vertical Software Transactions Analysis” beginning with the fourth full paragraph of such section on page 45 of the Proxy Statement is hereby amended and restated as follows:

Based on the multiples it derived from the vertical software selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM Revenue multiples of 9.0x to 10.0x and applied this range of multiples to Nuance’s LTM Revenue as of March 31, 2021 based on the financial results for Nuance provided by Nuance’s management. Based on this range of implied enterprise values, Nuance’s estimated net debt of approximately $126 million as of December 31, 2020, and the number of fully diluted shares of Nuance common stock of 349.8 million, assuming merger consideration of $56.00 per share of Nuance common stock, in each case as provided by Nuance’s management, this analysis indicated a range of implied equity values per share of Nuance common stock of $34.03 to $37.86, compared to the merger consideration of $56.00 per share of Nuance common stock.

—END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT—

Important information for investors and stockholders

In connection with the transaction, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement and other relevant materials in connection with the transaction filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investors.nuance.com) or by writing to Nuance Communications, Investor Relations, 1 Wayside Road, Burlington, Massachusetts, 01803.

The Company and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement. To the extent that holdings of the Company’s securities have changed since the amounts printed in the definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with SEC in connection with the transaction.

Forward-looking statements

This communication contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and Nuance, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “predicts,” “budget,” “forecast,” “continue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Nuance’s business and the price of the common stock of Nuance, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Nuance and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Nuance’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Nuance or Microsoft and potential difficulties in Nuance employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Nuance’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us or against Nuance related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate Nuance’s operations, product lines, and technology, and (ix) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to Nuance’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and Nuance file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and Nuance assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.